UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                     August 4, 2014

AnythingIT, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-54540	22-3767312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17-09 Zink Place, Unit 1, Fair Lawn, NJ	07410
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(877) 766-3050

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	AMENDMENT TO ARTICLES OF INCORPORATION

On July 27, 2014, the Company, by and through its Board of Directors and with written consent of a majority of its shareholders entitled to vote, filed an amendment to the Company’s Articles of Incorporation with the Secretary of State of Delaware effectuating an increase in the total number of authorized stock of the Corporation from 200,000,000 to 3,000,000,000 shares consisting of: 3,000,000,000 shares of common stock, par value $0.000001 per share.

The above description of the amendment to the Company’s Articles of Incorporation (the “Amendment”) is intended as a summary only and which is qualified in its entirety by the terms and conditions set forth therein, and may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Amendment, this reference is made to such Amendment, which is filed as Exhibit 3.1 hereto and is incorporated herein by this reference.

Exhibit No.                                           Description

3.1	Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AnythingIT, Inc.

Date: August 4, 2014	By: /s/ David Bernstein
David Bernstein, Chief Executive Officer